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LIQUIDMETAL
    TECHNOLOGIES
                                                     News Release

FOR IMMEDIATE RELEASE
---------------------

CONTACT: David Townsend
         Liquidmetal Technologies
         (813) 314-0280


     Liquidmetal Technologies Receives Nasdaq Notice of Potential Delisting,
                Responds to Recent Filing of Shareholder Lawsuit

  --Nasdaq National Market Trading to Continue During Listing Appeal Process--

         LAKE FOREST, CA, April 29, 2004--- Liquidmetal(R) Technologies, Inc. (NASDAQ: LQMT) announced that it received a Nasdaq Staff Determination on April 28, 2004 indicating that, because the company has not timely filed a Form 10-K with the SEC for the period ended December 31, 2003 as required by Marketplace Rule 4310(c)(14), its common stock is subject to delisting from the Nasdaq National Market.

         Under Nasdaq rules, the scheduled delisting is stayed pending the outcome of a hearing before the Nasdaq Listing Qualifications Panel. The company said it intends to request this hearing, which it expects will be held in approximately four to six weeks. Pending a final decision by the Listing Qualifications Panel, the company's stock will continue to trade on the Nasdaq National Market.

         Nasdaq's delisting determination would be remedied by the company's filing of its Form 10-K. As previously reported by Liquidmetal Technologies, the filing of its Form 10-K has been delayed by a review and analysis by the company and its audit committee relating to an expected restatement of results for certain prior year periods. The company said the restatement process is ongoing, but reiterated that it intends to file the 10-K as quickly as possible.

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         Separately, the company announced that it has received notice that a lawsuit was filed on April 26 in United States District Court, Middle District of Florida, against the company and certain of its current and former officers seeking unspecified damages on behalf of a purported class of purchasers of the company's common stock. The complaint alleges violations of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), Rule 10b-5 under the Exchange Act and Section 20(a) of the Exchange Act in connection with the dissemination of financial results and other information that allegedly had the effect of artificially inflating the price of the company's common stock. The proposed lead plaintiff named in the complaint reportedly purchased 25 shares of the company's common stock on March 1, 2004. The company said it believes that the allegations are without merit and intends to vigorously defend the litigation.

About Liquidmetal Technologies, Inc.
------------------------------------

Liquidmetal Technologies, Inc. (www.liquidmetal.com) is the leading developer, manufacturer, and marketer of products made from amorphous alloys. Amorphous alloys are unique materials that are characterized by a random atomic structure, in contrast to the crystalline atomic structure possessed by ordinary metals and alloys. Bulk Liquidmetal(R) alloys are two to three times stronger than commonly used titanium alloys, harder than tool steel, and relatively non-corrosive and wear resistant. Bulk Liquidmetal alloys can also be molded into precision net-shaped parts similar to plastics, resulting in intricate and sophisticated engineered designs. Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. The combination of a super alloy's performance coupled with unique processing advantages positions Liquidmetal alloys for what the company believes will be The Third RevolutionTM in material science.


This press release may contain "forward-looking statements" that involve risks and uncertainties, including statements regarding our anticipated financial results, as well as our plans, future events, objectives, expectations, forecasts, and the assumptions on which those statements are based. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these


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statements. These risks and uncertainties include: the ongoing audit committee investigation and any further adjustments that may be part of the restatement; the outcome of Nasdaq's staff determination and possible delisting of the company's securities; the pending litigation against the company and its potential outcome; our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer's products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.





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